Calculation of Filing Fee Tables
S-3
REGENCY CENTERS CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Regency Centers Corporation Common Stock (including Special Common Stock), $0.01 par value	457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Regency Centers Corporation Common Stock (including Special Common Stock), $0.01 par value	415(a)(6)			$ 400,000,000.00			S-3	333-270763	03/23/2023	$ 44,080.00
			Total Offering Amounts:				$ 500,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 13,810.00
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No., 333-293495 except with respect to unsold securities that have been previously registered.

[2]	The registrant previously filed a prospectus supplement, dated August 8, 2023 (the "2023 Prospectus Supplement"), pursuant to the Registration Statement on Form S-3 (Registration No. 333-270763), filed with the Securities and Exchange ("SEC") on March 23, 2023 (the "2023 Registration Statement"), relating to the offer and sale of shares of common stock having an aggregate offering price of up to $500,000,000 under a new "at-the-market" program (the "2023 Program"). As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $100,000,000 have been sold under the 2023 Prospectus Supplement, and shares of common stock with a maximum aggregate offering price of $400,000,000 remain unsold (the "Carry Forward Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include the Carry Forward Securities, and the registration fees totaling $44,080 that were previously paid on August 8, 2023 with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the 2023 Registration Statement was deemed terminated as of the immediate effectiveness of the registrant's new registration statement on Form S-3 (File No: 333-293495) filed with the SEC on February 17, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $500,000,000.00. The prospectus is a final prospectus for the related offering.